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                                                               EXHIBIT 10.7

                                                        As Amended 10/27/94

                                 BAYBANKS, INC.

                         1990 Stock Plan for Directors
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1.       PURPOSE.
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         The purpose of this 1990 Stock Plan for Directors (the "Plan") is to attract and retain outstanding individuals as Directors of BayBanks, Inc. (the "Corporation") and to increase their equity interest in the Corporation.

2.       STOCK SUBJECT TO THE PLAN.
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         The stock to be granted under the Plan shall be the Common Stock,
$2.00 par value, of the Corporation. The maximum total number of shares of such stock that may be issued under the Plan shall be 60,000 shares (except as such amount may be adjusted in accordance with the provisions of Section 8 hereof). Such shares may be either unissued shares or reacquired shares. If previously granted shares revert to the Corporation for any reason, such shares may again be granted under the Plan.

3.       ELIGIBILITY AND PARTICIPATION.
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         Participants in the Plan shall be the Directors of the Corporation who are not employees of the Corporation. The Plan shall not be construed as giving any Director the right to be renominated or retained as such.

4.       TERMS AND CONDITIONS OF GRANTS OF STOCK.
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         4.1  NATURE OF GRANTS.  Grants under the Plan shall consist of shares of Common Stock of the Corporation transferred to the Director in furtherance of the purposes of the Plan. All grants shall be solely for, and in consideration of, past services rendered to the Corporation and shall be subject to the terms and conditions of this Plan.

         4.2 DATE OF GRANT AND NUMBER OF SHARES. Subject to Section 4.3, grants, which are not subject to the discretion of any person, shall be made automatically on the date of the annual meeting of stockholders in each year to each Director of the Corporation who is elected at such annual meeting and to each Director otherwise continuing in office. The total number of shares granted to each Director shall equal the Annual Retainer (as defined in Section
6) divided by the average of the closing prices of the Common Stock of the Corporation on the ten business days immediately preceding the date of the annual meeting, computed in the case of fractions to the next higher whole share.
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         4.3  DIRECTORS SERVING LESS THAN SIX MONTHS.  The shares granted to any Director who, at the time of the first annual meeting at which he or she is elected by the stockholders or otherwise continues in office, has served less than six months as a Director, shall take place on the date that is six months from the effective date of his or her election as a Director either by the Board of Directors or by the stockholders. The number of shares granted to him or her shall be computed as set forth in Section 4.2 above.

         4.4 ELECTION OF RESTRICTIONS. In order to defer taxation, each Director may elect to subject to the Restrictions described in Section 5 all, but not less than all, of the shares granted with respect to any Annual Retainer. All elections shall be made annually in writing and delivered to the Secretary of the Corporation on or before December 31 of each year. The elections shall apply only to the Annual Retainer earned with respect to the period commencing during the immediately following year and shall be irrevocable once made, provided that the election with respect to grants made for the Annual Retainer for 1991 may be made at any time before the 1991 annual meeting of stockholders.

         4.5 NO ASSIGNMENT. No rights or interests of a participant under the Plan may be assigned, encumbered or transferred except by will or the laws of descent and distribution.

5.   RESTRICTED STOCK.
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     5.1  DESCRIPTION OF RESTRICTIONS.  Restricted Stock shall be shares that a Director elects under Section 4.4 to subject to the Restrictions set forth in this Section 5 or that were granted under this Plan during 1990.
Until the termination of Restrictions as provided in Section 5.2, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered. Except for such Restrictions, the Director as owner of such Restricted Stock shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Restricted Stock and the right to vote such Restricted Stock. If a Director ceases to be a Director of the Corporation for any reason (other than resignation as a Director for the purpose of standing for election as a Director by the stockholders pursuant to nomination by the Board of Directors or for the purpose of being elected as a Director by the Board of Directors), all shares of Restricted Stock theretofore granted to him or her that are still subject to Restrictions imposed hereunder shall, except as provided in Section 5.2, thereupon be forfeited and returned to the Corporation at no cost to the Corporation.

         5.2 TERMINATION OF RESTRICTIONS. The Restrictions with respect to all shares of Restricted Stock granted to any Director shall terminate upon the earliest to occur of:

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         (a)     the Director's reaching the age, as determined by the Board of
                 Directors, at which a participant is no longer eligible to stand for election;

         (b) the Director's death or physical or mental disability that renders him or her substantially unable to function as a Director of the Corporation;

         (c) the Director's resignation from the Board of Directors in order to enter government service;

         (d) the Director's failure to be reelected as a Director by the stockholders at the expiration of the Director's term of office, whether or not nominated for reelection; or

         (e)     a Change in Control of the Corporation, as defined in
                 Section 6 hereof.

         Upon the recommendation of the Chairman, the Board of Directors shall have the right in its sole and absolute discretion to terminate the Restrictions earlier with respect to any or all of the shares of Restricted Stock of any Director.

         5.3 STOCK CERTIFICATES. Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the Director and deposited by him or her, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

                 "The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions, and restrictions (including forfeiture) contained in Section 5 of the 1990 Stock Plan for Directors and an Agreement under that Plan between the registered owner and BayBanks, Inc. A copy of such Plan and Agreement will be furnished to the holder of this certificate upon written request and without charge."

         Within thirty days after the termination of the Restrictions imposed hereunder, the Corporation shall deliver to the Director (or his or her legal representative or heir) certificates, without a legend, for the shares of Common Stock deposited with it pursuant to this section; provided, that the Corporation may require, as a condition of such delivery, that the Director or such other person pay any taxes required by law to be withheld with respect to such Restricted Stock. The amount of such taxes may, at the election of the Director or such other person, be deducted from amounts otherwise payable to the Director.

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6.   CERTAIN DEFINITIONS.
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     As used in this Plan, the following terms shall have the following meanings.

         6.1 ANNUAL RETAINER. "Annual Retainer" means the amount that is payable to a Director for service on the Board of Directors during the period from the date of the annual meeting as of which the respective grant is made until the annual meeting of stockholders in the following year, excluding fees paid for attendance at any meeting of the Board or of any committee thereof.

         6.2 CHANGE IN CONTROL. A "Change in Control" of the Corporation shall be deemed to have occurred upon the occurrence of any of the following:

               (a) Any transaction or series of transactions, as a result of which any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) (a "Person") is or becomes a "beneficial owner" (as defined in Rule 13d-3 under such act), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding voting securities (the "Corporation's Outstanding Voting Securities"); provided, however, that a Change in Control shall not be deemed to have occurred solely because of the acquisition of securities of the Corporation by (i) one or more employee benefit plans or related trusts established for the benefit of the employees of the Corporation or any affiliate of the Corporation; or (ii) any Person when such acquisition
(A) is effected primarily to prevent the Corporation from being declared insolvent and (B) is approved by the Board of Directors of the Corporation (the "Board").

               (b) Any change in the membership of the Board such that individuals who are Incumbent Directors (as defined herein) cease for any reason to constitute at least a majority of the Board. The Incumbent Directors shall be (i) those members of the Board who were Directors as of October 27, 1994, and who have served continuously as Directors since such date, and (ii) any other member of the Board who subsequently became a Director and whose election or nomination for election by the Corporation's stockholders at the beginning of his or her current tenure was approved by a vote of at least a majority of the Directors who were then Incumbent Directors, except that no individual shall be an Incumbent Director if such individual's initial assumption of office as a Director occurred as a result of an actual or threatened election contest with respect to the election or removal of Directors, or other actual or threatened solicitation of proxies or consents, by, or on behalf of, a Person other than the Board.

               (c) The approval by the Corporation's stockholders of a reorganization, merger, consolidation, sale or other

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disposition of all or substantially all of the assets of the Corporation, or similar transaction (a "Business Combination"), unless all of the following conditions are met, with such conditions being applied as of the date of such approval as if the Business Combination were consummated on such date on the terms then specified in the agreement or plan providing for the Business
Combination:

            (i) the individuals and entities who are the beneficial owners of the Corporation's Outstanding Voting Securities as of the date of such approval would beneficially own, directly or indirectly, securities representing more than 50% of the outstanding combined voting power of the voting securities that would be outstanding and entitled to vote generally in the election of the governing body of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity that as a result of such transaction would own the Corporation or all or substantially all of the Corporation's assets, either directly or through one or more subsidiaries) (the "Resulting Entity"), and the securities of the Resulting Entity that would be owned by such beneficial owners of the Corporation's Outstanding Voting Securities would be owned by them in substantially the same proportions as they own the Corporation's Outstanding Voting Securities;

            (ii) no Person (excluding any corporation or other entity
                 resulting from such Business Combination, and excluding any employee benefit plan or related trust of the Corporation or of such corporation or other entity resulting from such Business Combination) would beneficially own, directly or indirectly, 30% or more of the combined voting power of the outstanding voting securities of the Resulting Entity except to the extent that such ownership existed prior to the Business Combination; and

          (iii) at least a majority of the members of the board of directors of the Resulting Entity would be persons who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

           (d) Approval by the Corporation's stockholders of a liquidation or dissolution of the Corporation (unless the liquidation or dissolution is part of a Business Combination excepted from clause (c) above).

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            (e)  The close of business on the latest of the following dates:

                 (i) the date that a tender or exchange offer by any Person (other than the Corporation, any affiliate of the Corporation, or any employee benefit plan or related trust established for the benefit of the employees of the Corporation or any affiliate of the Corporation) that, if consummated, would result in such Person becoming a "beneficial owner" (as defined in clause (a) above), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding voting securities, is first published or sent or given within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

                (ii) the date upon which all regulatory approvals required for the acquisition of securities pursuant to the tender or exchange offer referred to in clause (i) have been obtained or waived; or

               (iii) the date upon which any approval of the security holders of the Person publishing or sending or giving the tender or exchange offer referred to in clause (i) required for the acquisition of securities pursuant to such tender or exchange offer is obtained or waived.

7.   SECURITIES AND OTHER LAWS.
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     In any case where, in the opinion of counsel for the Corporation, the issue and/or delivery of shares of Common Stock under the Plan would violate requirements of Federal or state securities or other laws, or the requirements of any exchange on which the securities are listed, the Corporation shall be entitled to postpone such issue and/or delivery until such requirements have been met. The Corporation may require representations and agreements from any Director in order to ensure compliance with Federal or state securities or other laws.

8.   ADJUSTMENT IN NUMBER OF SHARES.
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     In the event that there is any change in the outstanding Common Stock of the Corporation by reason of stock dividends, stock splits, or recapitalizations (whether by way of mergers, consolidations, combinations, or exchanges of shares or the like), the aggregate number and kind of shares or other securities issuable under the Plan shall be appropriately

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adjusted by the Corporation, if necessary, to reflect equitably such change.
Any shares of stock or other securities received by a Director with respect to shares subject to the Restrictions imposed by Section 5 will be subject to the same Restrictions and shall be deposited with the Corporation in accordance with Section 5.3.

9.  AGREEMENT WITH CORPORATION.
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    The Director shall enter into an Agreement with the Corporation, in a form not inconsistent with the Plan, agreeing to the terms and conditions of grants under the Plan. After a Change in Control (as defined in Section 6), the Corporation shall pay all reasonable legal fees, costs and other expenses incurred by any Director in enforcing his or her rights under the Plan or his or her Agreement.

10. NOTICE OF ELECTION UNDER SECTION 83(b).
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    Each Director making an election under Section 83(b) of the Internal
Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder, shall provide a copy thereof to the Corporation within thirty days of the filing of such election with the Internal Revenue Service, and the Agreement referred to in Section 9 shall so provide.

11. AMENDMENTS AND TERMINATION.
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    This Plan or any portion hereof may be amended at any time and from time to time or terminated by the Board of Directors. No amendment or termination shall adversely affect the terms and conditions of outstanding grants of a Director without his or her written consent, except that the Plan may be amended without the consent of any individual Director in order to conform to restrictions or limitations imposed by the Federal securities laws or regulations, or any other laws or regulations deemed by the Corporation to be binding upon it.

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